Exhibit 99.1

VeriSign Reports First Quarter 2010 Results

Company Highlights Record New Domain Name Registrations

MOUNTAIN VIEW, CA – April 28, 2010 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services, today reported financial results for the first quarter ended March 31, 2010.

First Quarter GAAP Financial Results

VeriSign, Inc. and subsidiaries (“VeriSign”) reported revenue of $264 million from continuing operations for the first quarter of 2010, up 1% from the prior quarter and up 4% from the same quarter in 2009. VeriSign reported net income attributable to VeriSign, Inc. stockholders of $51 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.28 on a diluted basis for the first quarter of 2010, compared to net income attributable to VeriSign, Inc. stockholders of $65 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.34 on a diluted basis in the same quarter in 2009. The operating margin for the first quarter of 2010 was 33.6% compared to 29.5% in the same quarter in 2009.

VeriSign reported segment revenue for Internet Infrastructure and Identity Services (“3IS”), or the “core” businesses of Naming Services and Authentication Services, of $263 million for the first quarter of 2010, up 1% from the prior quarter and up 4% from the same quarter in 2009. The non-core CPS business reported $1 million of revenue as part of continuing operations during the first quarter of 2010.

“Our first quarter results are a positive start to the year and reflect an improving economic environment,” said Mark McLaughlin, president and chief executive officer of VeriSign. “We are executing well, and we will continue to focus on leveraging VeriSign’s core strengths as a provider of Internet infrastructure services.”

First Quarter Non-GAAP Financial Results

For its core businesses, VeriSign reported net income attributable to VeriSign, Inc. stockholders of $69 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.37 on a diluted basis for the first quarter of 2010, compared to net income attributable to VeriSign, Inc. stockholders of $62 million and earnings per share attributable to VeriSign, Inc. stockholders of $0.32 on a diluted basis in the same quarter in 2009. The operating margin for the first quarter of 2010 was 39.8% compared to 36.8% in the same quarter in 2009. A table reconciling the GAAP to the non-GAAP results (which excludes items described below) is appended to this release.

“Our continued execution and operational discipline this quarter enabled us to optimize profitability,” said Brian Robins, chief financial officer of VeriSign. “In addition, we were able to further strengthen our balance sheet as we generated healthy operating cash flow of $101 million.”

Financial Highlights

•

Naming Services delivered revenue of $162 million in the first quarter of 2010, up 9% from the same quarter in 2009. Authentication Services delivered revenue of $102 million in the first quarter of 2010, down 2% from the same quarter in 2009.

•

VeriSign ended the first quarter with Cash, Cash Equivalents, Marketable Securities and Restricted Cash of $1.552 billion, an increase of $73 million from the prior quarter and an increase of $608 million from the same quarter in 2009. As of March 31, 2010, VeriSign held Marketable Securities of approximately $460 million.

•	In the first quarter, VeriSign repurchased 2.1 million shares of its common stock for a cost of approximately $50 million.
•

Cash flow from operations was $101 million for the first quarter, after giving effect to a classification of $8 million of excess tax benefits associated with stock-based compensation as financing cash flows.

•	Deferred revenue on March 31, 2010 totaled $924 million for continuing operations, an increase of $36 million from the prior quarter and $52 million from the same quarter in 2009.
•	Capital expenditures were $20 million in the first quarter.
•	Net Days Sales Outstanding (DSO) was 17 days in the first quarter of 2010, down from 21 days the prior quarter.

Business and Corporate Highlights

•	VeriSign Naming Services ended the quarter with approximately 99.3 million active domain names in the adjusted zone for .com and .net, representing a 7% increase year-over-year.
•	In the first quarter, VeriSign added 8.1 million new domain name registrations, a record in quarterly new registrations.
•	VeriSign Business Authentication Services ended the quarter with 1.25 million SSL certificates in the installed base, an increase of 9% over the same quarter last year.
•

During the quarter, VeriSign announced the launch of Project Apollo, which is a 10-year initiative to strengthen and scale the .com and .net infrastructure, intended to grow the current infrastructure capacity 1,000 times from today’s level to enable the processing of 4 quadrillion queries per day by 2020.

•	VeriSign reports an average daily query load of 54 billion in the quarter, compared to 52 billion in the prior quarter and 38 billion in the same quarter in 2009.
•

In February, VeriSign introduced the VeriSign Trust Seal, a product that we expect will increase confidence, traffic and transactions for web sites that do not require SSL certificates. The VeriSign Trust Seal also offers customers a daily malware scan and is integrated within certain search results.

•	VeriSign ended the first quarter of 2010 with approximately 2,200 employees, down from 2,300 in the prior quarter.

Non-GAAP Items

Non-GAAP financial results exclude the following items that are included under GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. A table reconciling the GAAP to non-GAAP net income is appended to this release. All non-GAAP figures for each period presented herein have been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures may not exclude these same items and as such should not be used for comparison purposes.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 p.m. (PDT) to review the first quarter results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-1273 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 4121587) beginning at 5:00 p.m. (PDT) on April 28 and will run through May 6. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices; the current global economic downturn; challenges to ongoing privatization of Internet administration; new or existing governmental laws and regulations; changes in customer behavior; the inability of VeriSign to successfully develop and market new services; the uncertainty of whether our new services, including the VeriSign Trust Seal, will achieve market acceptance or result in any revenues; system interruptions; security breaches; attacks on the Internet by hackers, viruses, or intentional acts of vandalism; challenges to the building of trust on the Internet; the uncertainty of the expense and duration of transition services and requests for indemnification relating to completed divestitures; and the uncertainty of whether Project Apollo will achieve its stated objectives. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Brad Williams, brwilliams@verisign.com, 650-426-5298

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$1,090,030	$1,477,166
Marketable securities	460,401	185
Accounts receivable, net	58,528	63,133
Prepaid expenses and other current assets	134,481	168,574

Total current assets	1,743,440	1,709,058

Property and equipment, net	398,563	403,821
Goodwill	288,399	289,980
Other intangible assets, net	19,671	22,420
Other assets	42,115	44,865

Total long-term assets	748,748	761,086

Total assets	$2,492,188	$2,470,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$180,259	$243,967
Deferred revenues	668,582	642,507

Total current liabilities	848,841	886,474

Long-term deferred revenues	255,374	245,734
Convertible debentures, including contingent interest derivative	575,545	574,378
Other long-term liabilities	179,982	164,894

Total long-term liabilities	1,010,901	985,006

Total liabilities	1,859,742	1,871,480

Commitments and contingencies

Stockholders’ equity:
VeriSign, Inc. stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 182,410,456 excluding 126,679,737 held in treasury, at March 31, 2010; and 183,299,463 excluding 124,434,684 held in treasury, at December 31, 2009	309	308
Additional paid-in capital	21,719,214	21,736,209
Accumulated deficit	(21,143,079)	(21,194,435)
Accumulated other comprehensive income	7,038	7,659

Total VeriSign, Inc. stockholders’ equity	583,482	549,741
Noncontrolling interest in subsidiary	48,964	48,923

Total stockholders’ equity	632,446	598,664

Total liabilities and stockholders’ equity	$2,492,188	$2,470,144

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues	$264,402	$253,557

Costs and expenses
Cost of revenues	59,729	62,879
Sales and marketing	48,699	38,189
Research and development	20,382	21,783
General and administrative	43,755	48,630
Restructuring and other charges, net	363	3,998
Amortization of other intangible assets	2,749	3,221

Total costs and expenses	175,677	178,700

Operating income	88,725	74,857
Other loss, net	(6,933)	(4,340)

Income from continuing operations before income taxes	81,792	70,517
Income tax expense	(27,798)	(23,200)

Income from continuing operations, net of tax	53,994	47,317
(Loss) income from discontinued operations, net of tax	(1,554)	18,198

Net income	52,440	65,515
Less: Net income attributable to noncontrolling interest in subsidiary	(1,084)	(495)

Net income attributable to VeriSign, Inc. stockholders	$51,356	$65,020

Basic income per share attributable to VeriSign, Inc. stockholders from:
Continuing operations	$0.29	$0.24
Discontinued operations	(0.01)	0.10

Net income	$0.28	$0.34

Diluted income per share attributable to VeriSign, Inc. stockholders from:
Continuing operations	$0.29	$0.24
Discontinued operations	(0.01)	0.10

Net income	$0.28	$0.34

Shares used to compute net income per share attributable to VeriSign, Inc. stockholders:
Basic	183,174	192,311

Diluted	184,259	192,804

Amounts attributable to VeriSign, Inc. stockholders:
Income from continuing operations, net of tax	$52,910	$46,822
(Loss) Income from discontinued operations, net of tax	(1,554)	18,198

Net income attributable to VeriSign, Inc. stockholders	$51,356	$65,020

The following table presents the classification of stock-based compensation:

Cost of revenues	$1,793	$1,658
Sales and marketing	2,811	2,427
Research and development	1,873	1,481
General and administrative	5,527	5,277
Restructuring and other charges, net	202	723

Stock-based compensation for continuing operations	12,206	11,566
Discontinued operations	(121)	2,362

Total stock-based compensation	$12,085	$13,928

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$52,440	$65,515
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment and amortization of other intangible assets	21,905	20,530
Stock-based compensation	12,085	13,928
Excess tax benefit associated with stock-based compensation	(8,097)	(27,293)
Other, net	6,270	(6,943)
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	4,579	8,464
Prepaid expenses and other assets	9,689	(29,380)
Accounts payable and accrued liabilities	(33,734)	(32,175)
Deferred revenues	35,983	25,792

Net cash provided by operating activities	101,120	38,438

Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities and investments	95,909	94,016
Purchases of marketable securities and investments	(549,087)	(750)
Purchases of property and equipment	(19,898)	(20,994)
Proceeds received from divestiture of businesses, net of cash contributed	15,583	2,372
Other investing activities	—	3,485

Net cash (used in) provided by investing activities	(457,493)	78,129

Cash flows from financing activities:
Proceeds from issuance of common stock from option exercises and employee stock purchase plans	17,393	17,133
Repurchases of common stock	(53,753)	(1,361)
Excess tax benefit associated with stock-based compensation	8,097	27,293
Other financing activities	(346)	—

Net cash (used in) provided by financing activities	(28,609)	43,065

Effect of exchange rate changes on cash and cash equivalents	(2,154)	(6,314)

Net (decrease) increase in cash and cash equivalents	(387,136)	153,318
Cash and cash equivalents at beginning of period	1,477,166	789,068

Cash and cash equivalents at end of period	$1,090,030	$942,386

Supplemental cash flow disclosures:
Cash paid for interest, net of capitalized interest	$19,811	$19,521

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2010		March 31, 2009
	Operating Income	Net Income attributable to VeriSign, Inc. stockholders	Operating Income	Net Income attributable to VeriSign, Inc. stockholders
GAAP as reported	$88,725	$51,356	$74,857	$65,020
Discontinued operations		1,554		(18,198)
Non-core businesses in continuing operations (1) (2)	1,161	1,083	(317)	(1,207)
Adjustments:
Stock-based compensation (2)	11,937	11,937	10,679	10,679
Amortization of other intangible assets	2,749	2,749	3,220	3,220
Restructuring costs	298	298	4,610	4,610
Non-cash interest expense		1,841		1,649
Tax adjustment (3)		(2,064)		(3,641)

Non-GAAP as adjusted	$104,870	$68,754	$93,049	$62,132

Diluted shares		184,259		192,804
Per diluted share, non-GAAP as adjusted		$0.37		$0.32

(1) As of March 31, 2010, the Company’s business consists of the following reportable segments: (a) 3IS and (b) Other Services. 3IS consists of core operations of Naming Services and Authentication Services. Authentication Services is comprised of Business Authentication Services and User Authentication Services. Other Services consists of the continuing operations of Content Portal Services, the remaining non-core business, and legacy products and services from divested businesses.

(2) Results of non-core businesses in continuing operations during the three months ended March 31, 2010 and 2009 includes stock-based compensation of $67 and $164 respectively.

(3) Non-GAAP tax is calculated as 30% of income from continuing operations, excluding noncontrolling interest in subsidiary, which is presented net of tax on the Statement of Operations.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial information in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: discontinued operations, non-core businesses in continuing operations, stock-based compensation, amortization of other intangible assets, impairments of goodwill and other intangible assets, restructuring costs and non-cash interest expense. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate. All non-GAAP figures for each period presented above has been conformed to exclude the foregoing items under GAAP. Prior disclosures of non-GAAP figures may not exclude these same items and as such should not be used for comparison purposes.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation nor as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.

SUPPLEMENTAL FINANCIAL INFORMATION

	Three months ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Revenues from core operations (1)	$263,491	$261,643	$256,908	$255,248	$252,212